Exhibit 1

CUSIP No. 208242107

AGREEMENT TO FILE JOINT SCHEDULE 13D

Each of the undersigned, being a record owner or “beneficial owner” of the common stock of Conn’s, Inc. (“Common Stock”), hereby agrees to jointly file a Schedule 13D with respect to their respective holdings of the Common Stock and to include this agreement as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this agreement as of the 26th day of September, 2016.

/s/ David A. Knight
David A. Knight, as attorney in fact for Stephens Investments Holdings LLC, Stephens Inc., Warren A. Stephens Grantor Trust, Harriet C. Stephens Trust, Warren & Harriet Stephens Children’s Trust, Warren Miles Amerine Stephens 95 Trust, Warren Miles Amerine Stephens Trust, John Calhoun Stephens 95 Trust, John Calhoun Stephens Trust, Laura Whitaker Stephens 95 Trust, Laura Whitaker Stephens Trust, Curtis F. Bradbury, Jr., Douglas H. Martin, WAS Conn’s Annuity Trust One, WAS Family Trust One, Paula W. and John P. Calhoun Family Trust, Warren A. Stephens, Harriet C. Stephens, and Harriet and Warren Stephens Family Foundation